Exhibit 10.1
EXECUTION COPY
[COOPER]
FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of September 14, 2007, is entered into among COOPER TIRE & RUBBER COMPANY (the “Originator”) and COOPER RECEIVABLES LLC (the “Company”).
RECITALS
     1. The parties hereto are parties to the Purchase and Sale Agreement, dated as of August 30, 2006 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Agreement”); and
     2. The parties hereto desire to amend the Agreement as hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     SECTION 1. Certain Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.
     SECTION 2. Amendments to the Agreement.
     2.1 The “Definitions” paragraph of the Agreement is hereby amended and restated in its entirety as follows:
     Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Amended and Restated Receivables Purchase Agreement, dated as of September 14, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, as Seller, Cooper Tire & Rubber Company (individually, “Cooper”), as initial Servicer (in such capacity, the “Servicer”), the various Purchasers and Purchaser Agents from time to time party thereto, the various financial institutions from time to time party thereto as LC Participants and PNC Bank, National Association, as Administrator and as LC Bank. All references herein to months are to calendar months unless otherwise expressly indicated.
     2.2 Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:
     SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the

Purchase Price for the Receivables generated by such Originator on such Payment Date:
(i) First, in cash to the extent the Company has cash available therefor (and such payment is not prohibited under the Receivables Purchase Agreement) and/or, if requested by such Originator, in consideration for causing the LC Bank to issue one or more Letters of Credit on the terms and subject to the conditions of this Article III and the Receivables Purchase Agreement; and
(ii) Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Company Note shall be automatically increased by an amount equal to such remaining Purchase Price.
     The Servicer shall make all appropriate record keeping entries with respect to each of the Company Notes to reflect the foregoing payments and reductions made pursuant to Sections 3.3 and 3.5, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Company Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Company Notes “CANCELED” and to return such Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.
     In the event such Originator requests that any purchases be paid for by issuance of a Letter of Credit, such Originator shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank. Such Originator shall have no reimbursement or recourse obligations in respect of any Letter of Credit.
     2.3 The Agreement is hereby amended by inserting in the appropriate numerical order the following new Section 3.5:
     (a) Upon the request of the Servicer (acting as agent for each Originator as described in subsection (b) below), and on the terms and conditions for issuing Letters of Credit under the Receivables Purchase Agreement (including any limitations therein on the amount of any such issuance), the Company agrees to cause the LC Bank to issue, on the Purchase Dates specified by the Servicer (on behalf of such Originator), Letters of Credit in favor of the beneficiaries specified by the Servicer (on behalf of such Originator). The aggregate stated amount of the Letters of Credit being issued on any Purchase Date on behalf of such Originator shall constitute a credit against the aggregate Purchase Price payable by the Company to such Originator on such Purchase Date pursuant to Section 3.2. To the extent that the aggregate stated amount of the Letters of Credit being issued on any Payment Date exceeds the aggregate Purchase Price payable by the Company to such Originator on such Payment Date, such excess shall be deemed to be a reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the

Company Note payable to such Originator. The aggregate stated amount of Letters of Credit to be issued on any Payment Date shall not exceed the sum of the aggregate Purchase Price payable on such Payment Date to such Originator plus the aggregate outstanding principal balance of and accrued but unpaid interest on the Company Note payable to such Originator on such Payment Date. In the event that any such Letter of Credit issued pursuant to this Section 3.5 (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Company’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to such Originator on the next Payment Date or, if the Company does not then have cash available therefor, shall be deemed to be added to the outstanding principal amount of the Company Note issued to such Originator. Under no circumstances shall Cooper or any Originator have any reimbursement or recourse obligations in respect of any Letter of Credit.
     (b) Each Originator appoints the Servicer as its agent (on which appointment the Company, the Sub-Servicers, the Purchaser Agents, the Administrator, the LC Bank, the LC Participants and the Purchasers may rely until such Originator provides contrary written notice to all of such Persons) to act on such Originator’s behalf to take all actions and to make all decisions in respect of the issuance, amendment and administration of the Letters of Credit, including requests for the issuance and extension of Letters of Credit and the allocation of the stated amounts of Letters of Credit against Purchase Price owed to particular Originators and against Company Notes issued to particular Originators. In the event that the Servicer requests a Letter of Credit hereunder, the Servicer shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank, and shall notify the relevant Originators, the Company and the Administrator of the allocations described in the preceding sentence. Such allocations shall be binding on the Company and each Originator.
     (c) Each Originator agrees to be bound by the terms of each Letter of Credit Application referenced in the Receivables Purchase Agreement and by the LC Bank’s interpretations of any Letter of Credit issued for the Company and by the LC Bank’s written regulations and customary practices relating to letters of credit.
     2.4 Schedule I to the Agreement is hereby amended and restated in its entirety as Schedule I attached hereto.
     2.5 Schedule II to the Agreement is hereby amended and restated in its entirety as Schedule II attached hereto.
     2.6 Schedule III to the Agreement is hereby amended and restated in its entirety as Schedule III attached hereto.

     2.7 Schedule IV to the Agreement is hereby amended and restated in its entirety as Schedule IV attached hereto.
     SECTION 3. Representations and Warranties. Each of the Originator and the Company hereby represents and warrants that:
     (a) Representations and Warranties. Each representation and warranty made by it in the Agreement is true and correct as of the date hereof.
     (b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
     (c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event exists or shall exist.
     (d) Fair Market Value. The Purchase Price for the Receivables sold pursuant to the Agreement reflects the fair market value of such Receivables.
     SECTION 4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
     SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of each of the following:
          (a) counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;
          (b) counterparts of that certain Amended and Restated Receivables Purchase Agreement (whether by facsimile or otherwise) dated as of the date hereof, executed by each of the parties thereto, and evidence of satisfaction of each of the “Conditions Precedent to Effectiveness of Amendment and Restatement of Original Agreement” referred to therein; and
          (c) such other documents, instruments and opinions as the Administrator may reasonably request.
     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
[Signatures begin on next page]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COOPER RECEIVABLES LLC
By:	/s/ Charles F. Nagy
	Name:	Charles F. Nagy
	Title:	Assistant Treasurer

By:	/s/ Stephen O. Schroeder
	Name:	Stephen O. Schroeder
	Title:	President and Treasurer

COOPER TIRE & RUBBER COMPANY, as an Originator
By:	/s/ Philip G. Weaver
	Name:	Philip G. Weaver
	Title:	Vice President & Chief Financial Officer

By:	/s/ Stephen O. Schroeder
	Name:	Stephen O. Schroeder
	Title:	Vice President and Treasurer

First Amendment to PSA (Cooper)

S-1

Consented and Agreed: PNC BANK, NATIONAL ASSOCIATION, as Administrator
By:	/s/ William P. Falcon
	Name:	William P. Falcon
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group
By:	/s/ William P. Falcon
	Name:	William P. Falcon
	Title:	Vice President

MARKET STREET FUNDING LLC, as a Related Committed Purchaser and as Conduit Purchaser
By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as LC Bank and LC Participant
By:	/s/ Joseph G. Moran
	Name:	Joseph G. Moran
	Title:	Managing Director

First Amendment to PSA (Cooper)

S-2

Schedule I
LIST OF ORIGINATORS
Cooper Tire & Rubber Company
First Amendment to PSA (Cooper)

I-1

Schedule II
STATE OF ORGANIZATION OF EACH ORIGINATOR

Originator	State of Organization

Cooper Tire & Rubber Company	Delaware
First Amendment to PSA (Cooper)

II-1

Schedule III
LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records

Cooper Tire & Rubber Company	701 Lima Avenue Findlay, OH 45840
First Amendment to PSA (Cooper)

III-1

Schedule IV
TRADE NAMES

Legal Name	Trade Names

Cooper Tire & Rubber Company	Cooper Tires
First Amendment to PSA (Cooper)

IV-1